   POWER OF ATTORNEY

       I, Jack Pearlstein, hereby authorize and designate
each of Boyd Johnson, Thomas Krywe, Candice Demele,
Jonathan R. Zimmerman, Griffin D. Foster, Christine G.
Long, Charles D. Lange, Amra Hoso and RoxAnn D. Mack
signing singly, as my true and lawful attorney-in-fact to:

       (1) prepare and execute for and on my behalf,
in my capacity as an officer and/or director of Spire
Global, Inc., a Delaware corporation (the "Company"), a
Form ID and Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act") and the rules and regulations
promulgated thereunder and other forms or reports on
my behalf as may be required to be filed in connection
with my ownership, acquisition, or disposition of
securities of the Company, including Form 144;

       (2) do and perform any and all acts for and on
my behalf that may be necessary or desirable to complete
and execute any such Form ID, Form 3, 4 or 5 or Form
144, and any amendments to any of the foregoing, and
timely file any such form with the Securities and
Exchange Commission and any stock exchange or similar
authority; and

       (3) take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of
such attorney-in-fact, may be to my benefit, in my best
interest, or legally required of me, it being understood
that the statements executed by such attorney-in-fact on
my behalf pursuant to this Power of Attorney shall be
in such form and shall contain such terms and conditions
as such attorney-in-fact may approve in such attorney-
in-fact's discretion.

       I hereby further grant to each such attorney-in-fact
full power and authority to do and perform any and every
act and thing whatsoever requisite, necessary, or proper
to be done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes as I
might or could do if personally present, with full power
of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this Power
of Attorney and the rights and powers herein granted.
I hereby acknowledge that the foregoing attorneys-in-fact,
in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to
comply with Section 16 of the Exchange Act or Rule 144
under the Securities Act of 1933, as amended (the
"Securities Act").

       This Power of Attorney shall remain in full force
and effect until I am no longer required to file Form ID
or Forms 3, 4 and 5 or Form 144 with respect to my holdings
of and transactions in securities issued by the Company,
unless earlier revoked by me in a signed writing delivered
to the foregoing attorneys-in-fact. Notwithstanding the
foregoing, if any such attorney-in-fact hereafter ceases
to be at least one of the following: (i) an employee
of the Company, or (ii) a partner or employee of Faegre
Drinker Biddle & Reath LLP, then this Power of Attorney
shall be automatically revoked solely as to such
individual, immediately upon such cessation,
without any further action on my part.

       I hereby revoke all previous Powers of Attorney
that have been granted by me in connection with my
reporting obligations, if any, under Section 16 of the
Exchange Act and Rule 144 under the Securities Act with
respect to my holdings of and transactions in securities
issued by the Company.

       IN WITNESS WHEREOF, I have caused this Power of
Attorney to be duly executed as of 12-20-2022.

/s/ Jack Pearlstein
Name: Jack Pearlstein